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MET-COIL SYSTEMS CORPORATION
EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON
   AND COMMON EQUIVALENT SHARES
(In thousands, except per share amounts)


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
                                                     Three Months Ended       Nine Months Ended
                                                         February 28,           February 28,
                                                       1995     1994           1995      1994
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

Primary:
Common shares outstanding, beginning of period           2,814      2,664        2,745     2,641

Weighted average of common shares issued                    56        ---           83        16

Weighted average common equivalent shares
  attributable to stock options granted, computed
  using the treasury stock method                           27         37           27        37
- ------------------------------------------------------------------------------------------------
Weighted average number of shares                        2,897      2,701        2,855     2,694
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Net income (loss)                                       $   21     $ (776)     $   388   $(1,371)
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Net income (loss) per share                             $ 0.01     $(0.29)     $  0.14   $ (0.51)
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Fully diluted:
Common shares outstanding, beginning of period           3,300      2,664        2,745     2,641

Weighted average of common shares issued                    56        ---           83        16

Weighted average common equivalent shares
  attributable to stock options granted, computed
  using the treasury stock method                           27         37           27        37

Common shares attributable to the conversion
  of convertible, redeemable preferred stock               300        ---          586       ---
- ------------------------------------------------------------------------------------------------
Weighted average number of shares                        3,683      2,701        3,441     2,694
================================================================================================
Net income (loss)                                       $   21     $ (776)     $   388   $(1,371)
================================================================================================
Net income (loss) per share                             $ 0.01     $(0.29)     $  0.11   $ (0.51)
================================================================================================


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